EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2016 with respect to the consolidated financial statements included in the Annual Report on Form 10-K filed on April 14, 2016 of Twinlab Consolidated Holdings, Inc. and Subsidiaries. We consent to the incorporation by reference of the aforementioned report in the Registration Statement of Twinlab Consolidated Holdings, Inc. on Form S-8 (File No. 333-201472).

/s/ TANNER LLC

Salt Lake City, Utah

April 14, 2016